Exhibit 32.2

Section 906 Certification
_______________

The following statement is provided by the undersigned to accompany the Form 10-Q of the MLM Index™ Fund and each Series (the MLM Index Unleveraged Series, the MLM Index Leveraged Series, the MLM Commodity L/N Index Unleveraged Series and the MLM Commodity L/S Index Unleveraged Series)pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

The undersigned certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the MLM Index™ Fund and each Series (the MLM Index Unleveraged Series, the MLM Index Leveraged Series, the MLM Commodity L/N Index Unleveraged Series and the MLM Commodity L/S Index Unleveraged Series).

August 15, 2011

By: /s/ James A. Mehling
Vice President, Chief Operating Officer and Chief Financial Officer
Mount Lucas Management LP,
the manager of the MLM Index ™ Fund